SCHEDULE B

                         Hancock Horizon Family of Funds


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MONEY MARKET FUNDS                  TRUST     CLASS A     CLASS C      CLASS D        INSTITUTIONAL SWEEP
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
Treasury Securities Money Market
Fund                                  X          X                                             X
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Tax Exempt Money Market Fund          X          X
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NON-MONEY MARKET FUNDS
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Strategic Income Bond Fund            X          X           X
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Value Fund                            X          X           X
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Growth Equity Fund                    X          X           X
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Burkenroad Reports Fund                          X                        X
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